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                          FORM OF EMPLOYMENT AGREEMENT
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       AGREEMENT, dated as of ________________ (the "Agreement"), between
ASSOCIATES CORPORATION OF NORTH AMERICA, a corporation existing under laws of the State of Texas (the "Company"), ________________ (the "Executive").

                              W I T N E S S E T H

       WHEREAS, the Company and the Executive desire to enter into an agreement relating to the employment of the Executive for a period of five years from date of this Agreement,

       NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.     EMPLOYMENT

       1.1 Effective on the date of the Agreement, the Executive hereby agrees to serve, upon the terms and conditions herein contained, as an executive of the Company, a wholly-owned subsidiary of Ford Motor Company. The Executive shall have such duties as the Board of Directors of the Company may determine.

       1.2 The term of employment under this Agreement shall commence on the date of this Agreement and, subject to the terms hereof, shall terminate on the day prior to the fifth anniversary of such date. The full five year period is referred to as the "Employment Term".

       1.3 During the Executive's employment hereunder, the Executive shall devote the Executive's best efforts and substantially all the Executive's business time and services to the business and affairs of the Company.
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2.     SALARY

       2.1 During the Executive's employment hereunder, the Executive shall be entitled to receive a base salary at the rate of $________ per annum, payable in accordance with the Company's payroll policy from time to time in effect.

       2.2 The Company may, in its sole discretion, increase the Executive's per annum base salary.

3.     BONUSES

       During the Executive's employment hereunder, the Executive shall be eligible to receive bonuses on the terms specified in any bonus plan applicable to executives of the Company.

4.     TERMINATION

       The employment of the Executive hereunder may be terminated by the Company by fifteen (15) days' written notice given at any time, with or without Cause. As used herein, the term "Cause" shall be limited to (a) action by the Executive involving willful malfeasance, (b) the Executive's unreasonable neglect or refusal to perform the executive duties assigned to the Executive under this Agreement, (c) the Executive being convicted of a felony, or (d) the Executive engaging in any activity that is directly or indirectly in competition with the Company or any affiliate or in any activity that is inimical to the best interests of the Company or any affiliate; provided that the determination of Cause shall be made by the Company's Board of Directors.
If the Company terminates the Executive's employment for Cause, all the Company's obligations shall thereupon cease and terminate. In the event that the Executive's employment is terminated by the Company other than for Cause, the Executive (or in the event of the Executive's death, the Executive's estate or designated
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beneficiary, but only as to (i) below) shall be entitled to continue to receive for the duration of the Employment Term, in lieu of any other compensation and benefits provided for herein, (i) an amount, payable monthly, equal to the Executive's then current monthly base salary, plus an amount payable annually under the Company's Corporate Annual Performance Plan (CAPP) and Long-Term Performance Plan (LTPP) that averages performance over the three most recent performance periods, in accordance with the terms thereof in effect from time to time, and (ii) at the Company's expense, life insurance and medical, dental and disability benefits at least comparable to those provided by the Company to the Executive on the date of termination of employment. In addition, the Company shall provide the Executive with an additional benefit equal to the difference between (x) and (y), where (x) is the amount of benefit that the Executive would have received from the Company's pension plan (the "Plan") if the Executive had continued to participate in the Plan until the end of the Employment Term, and (y) the amount of benefit that the Executive shall actually receive from the Plan. Any additional pension benefit to which the Executive may be entitled shall be payable at the same time and in the same manner as permitted under the terms of the Plan. The additional benefit is not subject to sale, transfer, or assignment by the Executive. All payments of the additional benefit shall be payable from the general assets of the Company.

       Notwithstanding any other provision, the right of Executive to any benefits provided in this Agreement shall cease if the Board of Directors of the Company shall determine that the Executive either before or after termination of employment has engaged in any activity that is directly or indirectly in competition with any activity of the Company or any affiliate, unless waived by the Board of Directors of the Company, or has engaged in any activity that is inimical to the best interests of the Company or any affiliate.
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5.     PERMANENT DISABILITY OR DEATH

       In the event of the Executive's permanent disability as defined in the long-term disability plan applicable to employees of the Company on the date hereof ("Permanent Disability") while employed hereunder during the Employment Term, the Executive shall continue to receive compensation equal to the Executive's then current base salary plus the bonus referred to in Section 4(i) for a period of six months after the determination of Permanent Disability or until the end of the Employment Term, whichever shall last occur, less any amounts received through any disability or salary continuation plan provided pursuant to Section 7 hereof. In the event of the Executive's death while employed hereunder during the Employment Term, the Executive's estate or designated beneficiaries shall continue to receive compensation equal to the Executive's then current base salary plus the bonus referred to in Section 4(i) until the end of the Employment Term or one year from death, whichever is later. In the event of the Executive's Permanent Disability or death as specified in this Section 5, the employment of the Executive and all obligations of the Company hereunder (other than the obligation (i) for the compensation specified in this Section 5, and (ii) to pay amounts for which the Company is responsible under applicable benefit plans, policies and practices in the event of death or Permanent Disability) shall terminate.

6.     EXPENSES

       During the Executive's employment hereunder, the Executive is authorized to incur reasonable expenses for promoting the business of the Company, including expenses for travel and similar items, in accordance with the Company's policy as in effect from time to time. The Company will reimburse the Executive for all such reasonable expenses in accordance with Company
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policy upon presentation by the Executive from time to time of an itemized account of such expenditure.

7.     EXECUTIVE BENEFITS

       7.1 During the Executive's employment hereunder, the Executive shall be included in any and all plans providing benefits for (a) the Company's employees generally and (b) the Company's executives of comparable status. In furtherance and not in limitation of the foregoing, throughout the Employment Term, the Company shall provide to the Executive life insurance, medical, dental, disability and other employee welfare benefits and defined benefit pension plan benefits which, on an overall basis, shall be no less favorable to the Executive than those in effect for employees of the Company from time to time.

       7.2 During the Executive's employment hereunder, the Executive shall be a participant, to the extent eligible thereunder, in all incentive, profit sharing, bonus, stock option, or other similar or comparable plans applicable to Company executives of a similar class and station, in accordance with the terms thereof in effect from time to time.

8.     RESTRICTIVE COVENANTS

       8.1 The Executive agrees to execute and deliver from time to time the Company's standard confidentiality, conflict of interest and proprietary information agreements.

       8.2 The Executive and the Executive's agents will not, during the 12-month period following any termination of employment hereunder, or in contemplation of termination of employment, induce, entice or solicit any employee of the Company or its affiliates, to leave employment with the Company or its affiliates.
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9.     NOTICE

       All notices or communications hereunder shall be in writing, addressed as follows:

              To the Company:

                     Associates Corporation of North America
                     250 East Carpenter Freeway
                     Irving, Texas 75062
                     Attention: General Counsel

              To the Executive:

       Any notice or communication shall be sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as a party may designate in writing from time to time), and the actual date of receipt, as shown by the receipt therefor, shall determine the time at which notice was given.

10.    SEPARABILITY

       If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such provision shall be modified, to the extent practical, consistent with intent of the parties, in order to render it enforceable but such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

11.    ASSIGNMENT

       This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Executive and the assigns and successors of the Company. Neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Executive and any such attempted
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assignment or hypothecation shall be void. This Agreement shall be assignable by the Company in connection with any transfer of all or substantially all of the Company's business or any transfer of a portion of the Company's business for which the Executive has responsibility; provided, however, that the Company shall remain responsible for all the obligations of the Company set forth herein.

12.    ENTIRE AGREEMENT; AMENDMENT

       This Agreement represents the entire agreement of the parties relating to its subject matter and shall supersede any and all previous written or oral employment agreements between the Company or any of its affiliates and the Executive. This Agreement may only be modified or amended by a writing signed by both parties hereto.

13.    GOVERNING LAW

       This Agreement shall be construed, interpreted, and governed in accordance with the laws of Texas.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                            ASSOCIATES CORPORATION OF NORTH AMERICA
                            (A Texas Corporation)

                            By:
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                                    GUARANTY

Associates Corporation of North America, a Delaware Corporation, hereby irrevocably and unconditionally guarantees to ___________ (the "Executive") the performance by Associates Corporation of North America (A Texas Corporation) (the "Company") of all of the Company's payment obligations under the Agreement between the Executive and the Company dated October 25, 1991. This guaranty shall be construed, interpreted and governed in accordance with the laws of Texas.

Dated this 25th day of October 1991.

                            Associates Corporation of North America

                            By